UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2025

Rent the Runway, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40958	80-0376379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RENT	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Emil Michael as a member of the Board of Directors.

On February 28, 2025, Emil Michael, a member of the Board of Directors (the “Board”) of Rent the Runway, Inc. (the “Company”), tendered his resignation from the Board and all committees on which he served, in each case, effective as of March 1, 2025. Mr. Michael’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Approval of Cash Retention Bonus Program.

On February 27, 2025, the Compensation Committee of the Board approved a cash retention bonus program (the “Retention Bonus Program”) in respect of fiscal year 2025 (the “Retention Period”) for its executive officers and other eligible participants, including Jennifer Hyman, the Company’s Co-Founder, Chief Executive Officer, President and Chair, and Siddharth Thacker, the Company’s Chief Financial Officer.

The Retention Bonus Program provides for quarterly cash payments to eligible participants that are based (i) 50% on pre-determined Company performance metrics established by the Compensation Committee relating to growth in the Company’s active subscribers, which component may be earned (subject to achievement of a threshold level of performance) between 75% to 100% of the target level based on Company performance in respect of each fiscal quarter, and (ii) 50% on the participant’s continued service (collectively, the “Retention Bonus”). The participant is required to remain in continued employment in good standing with the Company through the end of the applicable fiscal quarter in order to be eligible for the portion of the Retention Bonus that becomes payable on that date, provided that if a participant’s employment is terminated by the Company (or any successor) without Cause or by the participant for Good Reason, in each case, following the occurrence of a Transaction (each, as defined in the Company’s Transaction Bonus Plan) during the Retention Period, such participant will be eligible to receive 25% of the total target amount of the Retention Bonus, subject to satisfaction of a release of claims requirement. Ms. Hyman’s target Retention Bonus is $1,500,000 and Mr. Thacker’s target Retention Bonus is $420,000.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT THE RUNWAY, INC.

Date: March 5, 2025	By:	/s/ Cara Schembri
Cara Schembri Chief Legal & Administrative Officer